Consent of Independent Certified Public Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Reg. Nos. 333-17715, 333-18695, 333-49505, and
333-67271)  and  on  Form  S-8  (Reg.  Nos.  333-99262,   333-06899,  333-15701,
333-16043,  333-30445,  333-41305,  333-49495,  333-49493, 333-58261, 333-69915,
333-79001,  333-88329,  and  333-64252)  of MPS  Group,  Inc.  (formerly,  Modis
Professional Services, Inc.) and it subsidiaries of our report dated March 20, 2002 relating to the consolidated financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Jacksonville, Florida
March 25, 2002